SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 3, 2014

CVS CAREMARK CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-01011		05-0494040
(Commission File Number)		(IRS Employer Identification No.)

One CVS Drive Woonsocket, Rhode Island		02895
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (401) 765-1500

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year
On May 8, 2014, the Board of Directors the of CVS Caremark Corporation (the “Corporation”) approved a change in the Corporation’s name from CVS Caremark Corporation to “CVS Health Corporation”. The change in the Corporation’s name was effected by the filing of a Certificate of Amendment, pursuant to Section 242 of the Delaware General Corporation Law, on September 3, 2014. Pursuant to the Certificate of Amendment, Article First of the Corporation’s Amended and Restated Certificate of Incorporation was amended to read in its entirety as follows: “FIRST: The name of the Corporation is CVS Health Corporation”. The Corporation also amended its by-laws to reflect the new corporate name.

The Corporation’s common stock will continue to trade on the New York Stock Exchange under the symbol “CVS”, and its CUSIP number will not change.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Document
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of CVS Caremark Corporation
3.2	Amended and Restated By-laws

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVS CAREMARK CORPORATION
Date:	September 3, 2014	By:	/s/ Colleen M. McIntosh
			Name:	Colleen M. McIntosh
			Title:	Senior Vice President & Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Document
3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of CVS Caremark Corporation
3.2	Amended and Restated By-laws